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Exhibit 1

Compudyne Corporation

      % Convertible Subordinated Notes Due 2011

Underwriting Agreement

                                , 2004

J.J.B. Hilliard, W.L. Lyons, Inc.
501 South Fourth Avenue
Louisville, Kentucky 40202

Morgan Keegan & Company, Inc.
50 N. Front Street
Memphis, Tennessee 38103

Ferris, Baker Watts, Incorporated
100 Light Street
Baltimore, Maryland 21202

Dear Sirs:

        CompuDyne Corporation, a Nevada corporation (the "Company"), proposes, upon the terms and subject to the conditions set forth herein, to issue and sell $35,000,000 aggregate principal amount of its Convertible Subordinated Notes, convertible into shares of common stock, par value $0.75 per share (the "Common Stock") of the Company, to J.J.B. Hilliard, W.L. Lyons, Inc., Morgan Keegan & Company, Inc. and Ferris, Baker Watts, Incorporated (collectively, the "Underwriters"), severally and not jointly, in the respective amounts set forth on Schedule I hereto (the "Firm Securities") and, at the election of the Underwriters, up to an additional $5,250,000 aggregate principal amount of such securities (the "Option Securities") solely to cover over-allotments, if any. The Firm Securities and the Option Securities are herein collectively referred to as the "Securities."

        The Securities are to be issued pursuant to the terms of an Indenture, to be dated as of                        , 2004 (the "Indenture"), between the Company and Wachovia Bank of Delaware, National Association, as trustee (the "Trustee").

        Section 1.    Representations and Warranties of the Company.    The Company represents and warrants to and agrees with each of the Underwriters that:

          (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-2 (No. 333-108958) and a related preliminary prospectus for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the applicable rules and regulations thereunder (the "1933 Act Regulations"). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the 1933 Act by the Commission, and no stop order suspending the effectiveness of the registration statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission. The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement became effective (the "Effective Time") including any prospectus included with such Registration Statement, each document incorporated therein by reference and, in the event any post-effective amendment thereto becomes effective prior to the Closing Time (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall also include all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the 1933 Act Regulations. The term "Preliminary Prospectus" shall mean any preliminary prospectus included in the Registration Statement at the Effective Time and each document incorporated therein by reference. The term "Prospectus" as used in this Agreement shall mean the final prospectus relating to the Securities in the form in which it is filed with the Commission after the date hereof pursuant to Rule 424(b) of the 1933 Act Regulations and each document incorporated therein by reference. The term "Rule 430A Information" means information with respect to the Notes and the offering thereof permitted pursuant to Rule 430A of the 1933 Act Regulations to be omitted from the Registration Statement when it became effective.

          (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and no proceedings for that purpose have been instituted or threatened by the Commission or the state securities or blue sky authority of any jurisdiction, and each Preliminary Prospectus and any amendment or supplement thereto, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use in the Registration Statement.

          (c) When the Prospectus is first filed pursuant to Rule 424(b) of the 1933 Act Regulations, when any amendment to the Registration Statement becomes effective, when any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Time and Date of Delivery (as hereinafter defined), (i) the Registration Statement, the Prospectus and any amendments thereof and supplements thereto will conform in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations, and (ii) neither the Registration Statement, the Prospectus nor any amendment or supplement thereto will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to (A) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the "1939 Act") of the Trustee, and (B) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly authorizing its use in the Registration Statement.

          (d) Each document incorporated by reference in the Registration Statement (an "Incorporated Document"), except for the Company's Annual Report on Form 10-K for the year ended December 31, 2002, which contained an incorrect reference to the Annual Report to Stockholders for the year ended December 31, 2002, as of the date such Incorporated Document was filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and when read together with the other information in the Preliminary Prospectus or Prospectus (as applicable), as of the date hereof and at the Closing Time, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder and when read together with the other information in the Prospectus, as of the date hereof and at the Closing Time, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (e) The conditions for the use by the Company of a registration statement on Form S-2 set forth in the General Instructions to Form S-2 have been satisfied and the Company is entitled to use such form for the transactions contemplated herein.

          (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Nevada with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. The Company is qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions in which the ownership or leasing of its properties or the nature or conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole.

          (g) Each of Tiburon, Inc., Quanta Systems Corporation and Norment Security Group, Inc. (collectively, the "Significant Subsidiaries") is duly organized and validly existing and, where applicable, in good standing under the laws of the jurisdiction of its organization with all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. Each of the Significant Subsidiaries is authorized to transact business as a foreign corporation and is in good standing in each of the jurisdictions in which the ownership or leasing of its properties or the nature of or conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole. All of the issued and outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable and are owned by the Company free and clear of any security interest, pledge, lien or other encumbrance.

          (h) The Indenture has been duly qualified under the 1939 Act and has been duly authorized by the Company and, upon execution and delivery thereof by the Company, and assuming due authorization, execution and delivery thereof by the Trustee, the Indenture will, as of the Closing Time, be a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws of general applicability relating to or affecting creditors' rights, or by general principles of equity whether considered at law or in equity (the "Permitted Exceptions").

          (i) The Securities have been duly authorized and, when executed by the Company, authenticated by the Trustee, issued in accordance with the Indenture and delivered against payment therefor as described in the Registration Statement and the Prospectus, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforceability may be limited by the Permitted Exceptions.

          (j) The Common Stock into which the Securities are convertible has been duly authorized and reserved for issuance and, when issued and delivered in accordance with the terms of this Agreement and the Indenture, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

          (k) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by the Permitted Exceptions and except to the extent enforcement of the indemnification or contribution provisions set forth in Section 6 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

          (l) No authorization, approval, consent or order of, or any filing or declaration with, any court or governmental authority or agency is necessary in connection with the offering of the Securities hereunder or the consummation of the transactions contemplated hereby, except as may have been obtained under the 1933 Act and the 1933 Act Regulations, the 1939 Act and the rules and regulations thereunder, and except such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Securities and such as may be required under state securities laws.

          (m) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Significant Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Significant Subsidiaries is subject, nor will such action result in any material violation of the provisions of the articles of incorporation or bylaws of the Company or any Significant Subsidiary, or any applicable law, rule, administrative regulation, judgment, order or administrative or court decree (except for conflicts, breaches, violations or defaults which have been waived or which would not, individually or in the aggregate, be materially adverse to the Company and its subsidiaries taken as a whole or materially adverse to the transactions contemplated by this Agreement).

          (n) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the best knowledge of the Company, threatened, against or affecting the Company or any Significant Subsidiary that is required to be disclosed in the Prospectus, other than actions, suits or proceedings that are not reasonably expected, individually or in the aggregate, to have a material adverse effect on the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business.

          (o) The Company possesses adequate certificates, authorities or permits issued by the appropriate state, federal or local regulatory agencies or bodies to conduct the business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would materially and adversely affect the condition, financial or otherwise, or the earnings or business affairs of the Company.

          (p) The Company's authorized, issued and outstanding capital stock is as disclosed in the Prospectus. Except as disclosed in the Prospectus, there are no outstanding options, warrants or rights to acquire any shares of capital stock of the Company, and there are no outstanding securities convertible into or exchangeable for shares of capital stock of the Company. All of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description of the Company's capital stock contained in the Prospectus.

          (q) The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and cash flows for the Company and its consolidated subsidiaries for the periods specified, all in conformity with generally accepted accounting principles applied on a consistent basis. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise stated in the Registration Statement and the Prospectus, there has not been (i) any material change in the capital stock, long-term debt, obligations under capital leases, or short-term borrowings of the Company or the Significant Subsidiaries, or (ii) any material adverse change, or any development which could reasonably be seen as involving a prospective material adverse change, in or affecting the business, prospects, properties, assets, results of operations or condition (financial or other) of the Company and its subsidiaries taken as a whole, other than developments, if any, generally affecting the public security business in the United States.

          (r) To the Company's knowledge, Deloitte & Touche, LLP, who have examined and are reporting upon the audited financial statements and schedules incorporated by reference in the Registration Statement, are, and were during the periods covered by their reports incorporated by reference in the Registration Statement and the Prospectus, independent public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations.

          (s) There are no contracts, agreements or other documents required to be filed as exhibits to the Registration Statement by the 1933 Act, the 1933 Act Regulations or the 1939 Act (or any rules or regulations thereunder) which have not been filed as exhibits to, or incorporated by reference in, the Registration Statement as required.

          (t) The statements set forth in the Prospectus under the captions "Description of Notes" and "Description of Common Stock", insofar as they purport to constitute a summary of the terms of the Securities and the Common Stock, under the caption "Federal Income Tax Considerations", and under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair in all material respects; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance on and in conformity with information furnished in writing to the Company by an Underwriter expressly authorizing its use in the Registration Statement.

          (u) Each of the Company's and the Significant Subsidiaries' respective systems of internal accounting controls taken as a whole is sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's or the Significant Subsidiaries' financial statements; and none of the Company, the Significant Subsidiaries, or any employee or agent thereof, has made any payment of funds of the Company or the Significant Subsidiaries, or received or retained any funds and no funds of the Company or the Significant Subsidiaries have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

          (v) The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

        Section 2.    Sale and Delivery of the Securities to the Underwriters; Closing.

          (a) On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters the Firm Securities, and each Underwriter agrees, severally and not jointly, to purchase from the Company the principal amount of Firm Securities set forth opposite the name of such Underwriter in Schedule I, at a purchase price of 96.75% of the principal amount thereof. The Underwriters may by notice to the Company amend Schedule I to amend the principal amount of Securities to be purchased by each Underwriter, provided that the aggregate principal amount of Securities listed on Schedule I shall equal $35,000,000. In the event and to the extent that the Underwriters shall exercise the election to purchase Option Securities as provided below, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree to purchase from the Company, at the same purchase price set forth in the first sentence of this Section 2, the principal amount of Option Securities as to which such election shall have been exercised. If the option is exercised as to all or any portion of the Option Securities, the Option Securities as to which the option is exercised shall be purchased by the Underwriters, severally and not jointly, in proportion to their purchases of the Firm Securities.

          (b) In addition, on the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional $5,250,000 aggregate principal amount of Option Securities at the same purchase price as shall be applicable to the Firm Securities. The option hereby granted will expire if not exercised within the thirty (30) day period after the date of the Prospectus by giving written notice to the Company. The option granted hereby may be exercised in whole or in part (but not more than once), only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Firm Securities. The notice of exercise shall set forth the principal amount of Option Securities as to which the several Underwriters are exercising the option, and the time and date of payment and delivery thereof. Such time and date of delivery (the "Date of Delivery") shall be determined by you but shall not be later than three full business days after the exercise of such option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, the Option Securities as to which the option is exercised shall be purchased by the Underwriters, severally and not jointly, in proportion to their purchases of the Firm Securities.

          (c) Payment of the purchase price for and delivery of certificates in definitive form representing the Firm Securities shall be made at the offices of J.J.B. Hilliard, W.L. Lyons, Inc., 501 South Fourth Avenue, Louisville, Kentucky 40202, or at such other place as shall be agreed upon by the Company and you, at 10:00 a.m. (Louisville, Kentucky time), either (i) on the third full business day after the date of execution of this Agreement, or (ii) at such other time not more than ten full business days thereafter as you and the Company shall determine (unless, in either case, postponed pursuant to the terms hereof) (such date and time of payment and delivery being herein called the "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for and delivery of certificates in definitive form representing the Option Securities shall be made at the offices of J.J.B. Hilliard, W.L. Lyons, Inc. in the manner set forth above, or at such other place as the Company and you shall determine, on the Date of Delivery as specified in the notice from you to the Company. Payment for the Firm Securities and the Option Securities shall be made to the Company by wire transfer in same-day funds to the accounts designated to the Underwriters in writing by the Company against delivery to you for the respective accounts of the Underwriters of the Securities to be purchased by them.

          (d) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities to J.J.B. Hilliard, W.L. Lyons, Inc. for the account of each Underwriter, against payment to the Company as provided in paragraph (c) of this Section 2, by causing DTC to credit the Securities to the account of J.J.B. Hilliard, W.L. Lyons, Inc. at DTC.

          (e) The Underwriters intend to offer the Securities to the public as set forth in the Prospectus, but after the initial public offering of such Securities you may in your discretion vary the public offering price.

        Section 3.    Certain Covenants of the Company.    The Company covenants and agrees with each Underwriter as follows:

          (a) The Company shall use its reasonable best efforts to cause the Registration Statement and any amendments thereto, if not effective at the time of execution of this Agreement, to become effective as promptly as possible. The Company will prepare the Prospectus in a form as to which the Underwriters have no reasonable objection, will comply with the requirements of Rule 430A and will file such Prospectus with the Commission pursuant to Rule 424(b) not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement. The Company will notify the Underwriters immediately, and confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective and of the filing of the Prospectus pursuant to Rule 424(b), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) The Company will deliver to the Underwriters one manually executed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference into the Prospectus), such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits) as such Underwriters may reasonably request and copies of each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus.

          (c) The Company will furnish to the Underwriters, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such additional number of copies of the Prospectus (as amended or supplemented, if applicable) as they may reasonably request for the purposes contemplated by the 1933 Act or the 1933 Act Regulations.

          (d) The Company will deliver to the Underwriters notice of their intention to prepare or file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities and which differs from the prospectus on file at the Commission at the time the Registration Statement became effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations, will furnish the Underwriters and counsel for the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Underwriters or counsel for the Underwriters shall reasonably object.

          (e) If any event shall occur as a result of which it is necessary to amend or supplement the Prospectus (as then amended or supplemented) in order to ensure that the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or it is necessary to amend or supplement the Prospectus to comply with the 1933 Act or any other law, the Company will forthwith prepare and furnish, at the Company's expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Prospectus will comply with the 1933 Act or such other law, as the case may be.

          (f) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14, or 15 of the 1934 Act within the periods required by the 1934 Act so as to permit the completion of the distribution of the Securities as contemplated herein and in the Prospectus.

          (g) The Company will use its reasonable best efforts to qualify the Securities and the shares of Common Stock issuable upon conversion of the Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any Underwriter shall reasonably request and to pay all reasonable expenses (including reasonable fees and disbursements of counsel) in connection with such qualification and the printing of any memoranda concerning the aforesaid qualification; provided however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now subject.

          (h) During the period beginning on the date hereof and continuing to and including the date 90 days after the date of the Prospectus, the Company will not offer, sell, contract to sell or otherwise dispose of any securities of the Company substantially similar to the Securities or the Common Stock or any securities convertible into or exchangeable for, or which represent the right to receive, the Securities or the Common Stock (other than pursuant to employee stock option plans or stock option agreements existing on the date of this Agreement)without the prior written consent of the Underwriters.

          (i) The Company will furnish to the Trustee, and as required by the Indenture, to the holders of the Securities, as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

          (j) During the period when the Securities are outstanding, the Company will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the 1940 Act.

          (k) The Company shall not enter into any contractual agreement with respect to the distribution of the Securities except for the arrangements with the Underwriters.

          (l) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 90 days after the close of the period covered thereby, an "earnings statement" (which need not be audited) complying with the provisions of Rule 158 of the 1933 Act Regulations and covering a period of at least 12 consecutive months beginning on the first day of the Company's first full fiscal quarter after the effective date (as defined in Rule 158) of the Registration Statement.

          (m) The Company will reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Common Stock upon conversion of the Securities.

          (n) The Company will use its reasonable best efforts to list, subject to notice of issuance, the shares of Common Stock issuable upon conversion of the Securities on the Nasdaq National Market ("Nasdaq") or the New York Stock Exchange.

          (o) The Company will use the proceeds received from the sale of the Securities in the manner specified in the Prospectus under the caption "Use of Proceeds."

          (p) For a period of five years after the Closing Time the Company will furnish to the Underwriters, to the extent not otherwise available on the Commission's web site or the Company's web site, copies of all reports and communications delivered to the Company's shareholders or to holders of the Securities and will also furnish copies of all reports (excluding exhibits) filed with or furnished by the Company to the Commission or any securities exchange on which its securities are listed for trading, and all other reports and information furnished to its shareholders generally, not later than the time such reports are first furnished to its shareholders generally.

        Section 4.    Payment of Expenses.    The Company will pay and bear all costs, fees and expenses incident to the performance of the Company's obligations under this Agreement (excluding fees and expenses of counsel for the Underwriters, except as specifically set forth below), including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the Preliminary Prospectuses, the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (b) the printing and distribution of the certificates representing the Securities, (c) the issuance and delivery of the Securities to the Underwriters, including any transfer taxes payable upon the sale of the Securities to the Underwriters (other than transfer taxes on resales by the Underwriters), (d) the fees and disbursements of the Company's counsel and accountants, (e) the qualification of the Securities under the applicable securities laws in accordance with the terms of this Agreement, including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky Memoranda, (f) all costs, fees and expenses in connection with the listing of the Securities on the Nasdaq Stock Market, (g) filing fees relating to review of the offering by the NASD, (h) costs related to travel and lodging incurred by the Company and its representatives relating to meetings with and presentations to prospective purchasers of the Securities reasonably determined by the Underwriters to be necessary or desirable to effect the sale of the Securities to the public, (i) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, (j) any fees payable in connection with the ratings, if any, of the Securities, and (k) all other costs and expenses incident to the performance of the Company's obligations hereunder (including costs incurred in closing the purchase of the Option Securities, if any) that are not otherwise specifically provided for in this section. The Company, upon your request, will provide funds in advance for filing fees in connection with "blue sky" qualifications.

        If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 [other than Section 5(c),] hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of default by any of the Underwriters, the Company will reimburse the Underwriters severally on demand for all reasonable out-of-pocket expenses, including fees and disbursements of Underwriters' counsel, reasonably incurred by the Underwriters in reviewing the Registration Statement and the Prospectus, and in investigating and making preparations for the marketing of the Securities, in each case following presentation of reasonably detailed invoices therefor. If the sale of the Securities contemplated by this Agreement is completed, it is understood that the Company shall not be responsible for payment of fees or disbursements of counsel for the Underwriters except as provided in this Section, or for the reimbursement of any expenses of the Underwriters.

        Section 5.    Conditions of the Underwriters' Obligations.    The obligations of the Underwriters to purchase and pay for (i) the Firm Securities that they have respectively agreed to purchase pursuant to this Agreement (and any Option Securities as to which the option granted in Section 2 has been exercised and the Date of Delivery determined by you is the same as the Closing Time) at the Closing Time and (ii) the Option Securities at the Date of Delivery, are subject to the accuracy of the representations and warranties and to compliance with the agreements of the Company contained herein as of the Closing Time or the Date of Delivery, as the case may be, and to the accuracy of the representations and warranties of the Company contained in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

          (a) If the Registration Statement or any amendment thereto filed prior to the Closing Time has not been declared effective by the Commission prior to the time of execution hereof, the Registration Statement shall become effective not later than 10:00 a.m. (Louisville, Kentucky time) on the first business date following the time of execution of this Agreement, or at such later time and date as you may agree to in writing. No stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriters. If the Company has elected to rely upon Rule 430A, a Prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

          (b) At the Closing Time, you shall have received an opinion of Ballard Spahr Andrews & Ingersoll, LLP, counsel for the Company, dated as of the Closing Time, in form and substance satisfactory to counsel for the Underwriters.

          (c) At the Closing Time, you shall have received an opinion from Stites & Harbison, PLLC, counsel for the Underwriters, dated as of the Closing Time, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass on such matters.

          (d) At the Closing Time, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations; the Company shall have complied in all material respects with Rule 430A (if it shall have elected to rely thereon), the Registration Statement, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, other than as set forth in the Prospectus, (iii) no action, suit or proceeding at law or in equity shall be pending or, to the best of the Company's knowledge, threatened against the Company that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the best knowledge of the Company, threatened against the Company before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding could materially adversely affect the business, prospects, assets, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, other than as set forth in the Prospectus, (iv) the Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (v) the representations and warranties of the Company set forth in Section 1 shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate executed by the President and Chief Financial Officer of the Company dated as of the Closing Time, to such effect and with respect to the following additional matters: (A) to the best of their knowledge, the Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of their knowledge, threatened under the 1933 Act; and (B) they have reviewed the Registration Statement and the Prospectus, when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus and any amendments or supplements thereto contained all statements and information required to be included therein or necessary to make the statements therein not misleading and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus that has not been so set forth.

          (e) On the date of this Agreement and at the Closing Time and the Date of Delivery, the Underwriters shall have received from Deloitte & Touche LLP a letter, dated the date of this Agreement and the Closing Time and the Date of Delivery, respectively, in form and substance satisfactory to the Underwriters.

          (f) On the date of this Agreement and at the Closing Time and the Date of Delivery, the Underwriters shall have received from PricewaterhouseCoopers LLP a letter, dated the date of this Agreement and the Closing Time and the Date of Delivery, respectively, in form and substance satisfactory to the Underwriters.

          (g) At the Closing Time, you have received a duly executed counterpart of the Indenture.

          (h) At the Closing Time, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated in this Agreement and the matters referred to in Section 5(c) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Securities as contemplated in this Agreement and the authorization and form of this Agreement, the Indenture, the Registration Statement and the Prospectus shall be reasonably satisfactory in form and substance to you and to counsel for the Underwriters. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

          (i) The NASD, upon review of the terms of the public offering of the Securities, shall not have objected to such offering, such terms or the Underwriters' participation in the same.

          (j) The Company shall have filed with Nasdaq, a Notification Form: Listing of Additional Shares with respect to the shares of Common Stock issuable upon conversion of the Securities.

          (k) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of the Company's directors and executive officers and from each person who, on the date of this Agreement, owns of record or beneficially in excess of 5% of the Company's outstanding Common Stock, substantially to the effect set forth in Subsection 3(h) hereof in form and substance reasonably satisfactory to the Underwriters.

        If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4. Notwithstanding any such termination, the provisions of Section 6 shall remain in effect.

        The several obligations of the Underwriters to purchase Option Securities hereunder are subject to the satisfaction on and as of any Date of Delivery for Option Securities of the conditions set forth in this Section 5, except that, if any Date of Delivery for Option Securities is other than the Closing Time, the certificates, opinions and letters referred to in paragraphs (b), (c), (d), (e), (f) and (g) shall be revised to reflect the sale of Option Securities.

        Section 6.    Indemnification and Contribution.

          (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject under the 1933 Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any breach of any warranty or covenant of the Company herein contained, (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Securities under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"), or (iii) arise out of or are based upon the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any such amendment or supplement, or in any Application, in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein; and provided further, however, that with respect to any Preliminary Prospectus or any amendment or supplement thereto, the foregoing indemnity shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage or liability purchased Securities, if copies of the Prospectus were timely delivered to the Underwriter, a copy of the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriters to such person, if required by law so as to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. In addition to its other obligations under this Section 6(a), the Company agrees that as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), it will reimburse the Underwriters on a quarterly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the prime rate (or reference rate or other commercial lending rate for borrowers of the highest credit standing) published from time to time by The Wall Street Journal (the "Prime Rate") from the date of such request. This indemnity agreement shall be in addition to any liabilities that the Company may otherwise have. The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened action or claim or related cause of action or portion of such cause of action in respect of which indemnification may be sought hereunder (whether or not such Underwriter is a party to such action or claim), unless such settlement, compromise or consent includes an unconditional release of such Underwriter from all liability arising out of such action or claim (or related cause of action or portion thereof).

        The indemnity agreement in this Section 6(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act to the same extent as such agreement applies to the Underwriters.

          (b) Each Underwriter, severally but not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any warranty or covenant by such Underwriter herein contained or any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, any 462(b) Registration Statement or the Prospectus, or any amendment or supplement thereto or in any Application, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement thereto or in any Application in reliance upon and in conformity with written information furnished to the Company by such

  Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim damage, liability or action. In addition to its other obligations under this Section 6(b), the Underwriters agree that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(b), they will reimburse the Company on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of their obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made to the Company within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities that the Underwriters may otherwise have. No Underwriter will, without the prior written consent of the Company, settle or compromise or consent to the entry of judgment in any pending or threatened action or claim or related cause of action or portion of such cause of action in respect of which indemnification may be sought hereunder (whether or not the Company is a party to such action or claim), unless such settlement, compromise or consent includes an unconditional release of the Company from all liability arising out of such action or claim (or related cause of action or portion thereof).

          The indemnity agreement in this Section 6(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer and director of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act to the same extent as such agreement applies to the Company.

          (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; no indemnification provided for in subsection (a) or (b) shall be available to any party who shall fail to give notice as provided in this subsection (c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under Section 6. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, except that if the indemnified party has been advised by counsel in writing that there are one or more defenses available to the indemnified party which are different from or additional to those available to the indemnifying party, then the indemnified party shall have the right to employ separate counsel and in that event the reasonable fees and expenses of such separate counsel for the indemnified party shall be paid by the indemnifying party; provided, however, that if the indemnifying party is the Company, the Company shall only be obligated to pay the reasonable fees and expenses of a single law firm (and any reasonably necessary local counsel) employed by all of the indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in this Section 6 is for any reason judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the right of appeal) to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, on the one hand and the Underwriters on the other shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company, and one or more of the Underwriters, as incurred, in such proportions that (a) the Underwriters are responsible pro rata for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the public offering price (before deducting expenses) appearing thereon, and (b) the Company is responsible for the balance, provided, however, that no person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; provided, further, that if the allocation provided above is not permitted by applicable law, the Company, on the one hand, and the Underwriters on the other shall contribute to the aggregate losses in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 6(d). The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters' obligations in this Section 6(d) to contribute are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director or officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

        Section 7.    Representations, Warranties and Agreements to Survive Delivery.

        The representations, warranties, indemnities, agreements and other statements of the Company or its officers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, or any officer or director or controlling person of the Company or any Underwriter or controlling person of the Underwriter, and with respect to an Underwriter or the Company will survive delivery of and payment for the Securities or any termination of this Agreement.

        Section 8.    Effective Date of Agreement.

        This Agreement shall become effective at the time of its execution and delivery by all parties hereto. The Company shall immediately notify the Underwriters when the Registration Statement becomes effective.

        Section 9.    Termination.

          (a) You may terminate this Agreement, by written notice to the Company, at any time at or prior to the Closing Time (i) in accordance with the next to last paragraph of Section 5 of this Agreement, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, any material adverse change, or any development involving a prospective material adverse change, in or affecting the earnings, business, prospects, management, properties, assets, results of operations or condition (financial or otherwise) of the Company, whether or not arising in the ordinary course of business, or (iii) if there has occurred or accelerated any outbreak of hostilities or other national or international calamity or crisis or change in financial, economic or political conditions the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable to market the Securities or enforce contracts for the sale of the Securities, or (iv) if trading in any securities of the Company has been suspended by the Commission or by the Nasdaq Stock Market or if trading generally on the New York Stock Exchange or in the over-the-counter market has been suspended, or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by the NASD or by order of the Commission or any other governmental authority, or (v) if a banking moratorium has been declared by federal or New York, Kentucky or Maryland authorities, or (vi) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which in your reasonable opinion materially adversely affects or will materially adversely affect the business or operations of the Company, or (vii) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States, and in the case of any of the events specified in clauses (ii) through (vii) above, such event makes it, in your reasonable judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

          (b) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4. Notwithstanding any such termination, the provisions of Section 6 shall remain in effect.

        Section 10.    Default by One or More of the Underwriters.    If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities that it or they are obligated to purchase pursuant to this Agreement (the "Defaulted Securities"), you shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, you have not completed such arrangements within such 36-hour period, then:

          (a) if the aggregate principal amount of Firm Securities which are Defaulted Securities does not exceed 10% of the aggregate principal amount of Firm Securities to be purchased pursuant to this Agreement, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligation proportions bear to the underwriting obligations of all non-defaulting Underwriters, and

          (b) if the aggregate principal amount of Firm Securities which are Defaulted Securities exceeds 10% of the aggregate principal amount of Firm Securities to be purchased pursuant to this Agreement, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

        No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

        In the event of any such default that does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus that may thereby be made necessary. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

        Section 11.    Default by the Company.    If the Company shall fail at the Closing Time to sell and deliver the aggregate principal amount of Firm Securities that it is obligated to sell, then this Agreement shall terminate without any liability on the part of any non-defaulting party, except to the extent provided in Section 4 and except that the provisions of Section 6 shall remain in effect.

        No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect to such default.

        Section 12.    Notices.    All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed c/o J.J.B. Hilliard, W.L. Lyons, Inc., 501 South Fourth Avenue, Louisville, Kentucky 40202, Attention: L. Shawn Breskow (with a copy sent in the same manner to Stites & Harbison, PLLC, 400 West Market Street, Suite 1800, Louisville, Kentucky 40202, Attention: C. Craig Bradley, Jr.); and notices to the Company shall be directed to it at 7249 National Drive, Hanover, Maryland 21076, Attention: Geoffrey F. Feidelberg (with a copy sent in the same manner to Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, 51st Floor, Philadelphia, Pennsylvania 19103, Attention: Brian D. Doerner).

        Section 13.    Parties.    This Agreement is made solely for the benefit of and is binding upon the Underwriters and the Company and, to the extent provided in Section 6, any person controlling the Company or any of the Underwriters, the officers and directors of the Company, and their respective executors, administrators, successors and assigns. Subject to the provisions of Section 6, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, in his status as such purchaser, from any of the several Underwriters of the Securities.

        All of the obligations of the Underwriters hereunder are several and not joint.

        Section 14.    Governing Law and Time.    This Agreement shall be governed by the laws of the Commonwealth of Kentucky, without giving effect to choice of law or conflicts of law principles thereof. Specified time of the day refers to United States Eastern Time. Time shall be of the essence of this Agreement.

        Section 15.    Counterparts.    This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

[Signatures Follow on Next Page]

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, and upon the acceptance hereof by the Underwriters, this instrument will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,
COMPUDYNE CORPORATION
By:
Title:

        The foregoing Agreement is hereby confirmed and accepted as of the date first written above:

J.J.B. HILLIARD, W.L. LYONS, INC.
By:
Title:

MORGAN KEEGAN & COMPANY, INC.
By:
Title:

FERRIS, BAKER WATTS, INCORPORATED
By:
Title:

Schedule I

Underwriter	Principal Amount of Firm Securities to be Purchased
J.J.B. Hilliard, W.L. Lyons, Inc.	$17,500,000
Morgan Keegan & Company, Inc.	10,500,000
Ferris, Baker Watts, Incorporated	7,000,000

Total	$35,000,000

QuickLinks

  Exhibit 1
Compudyne Corporation % Convertible Subordinated Notes Due 2011 Underwriting Agreement
Schedule I